Exhibit 99.4

UNAUDITED COMBINED CONDENSED PRO FORMA FINANCIAL INFORMATION

On September 26, 2017, RealPage, Inc. (“RealPage” or the “Company”) completed its previously announced acquisition of certain discrete assets (including the stock of certain entities) and liabilities of On-Site Manager, Inc., a California corporation, and certain other affiliated parties (collectively "On-Site"), comprising substantially all of the existing business of On-Site Manager, Inc. (the "Acquisition"). Pursuant to the Asset Purchase Agreement, RealPage agreed to pay $250 million in cash, subject to reduction for outstanding indebtedness and unpaid transaction expenses, and subject to working capital and other adjustments, in exchange for the identified assets and liabilities of On-Site. RealPage retained a portion of the purchase price as a holdback to serve as security for the benefit of RealPage and its affiliates in respect of indemnification obligations of the selling parties. Subject to any indemnification claims made, the majority of the holdback funds will be released to the selling parties on the first anniversary of the closing of the Acquisition, with any remaining holdback funds being released on the third anniversary of the closing of the Acquisition.
We have derived the following unaudited combined condensed pro forma financial information by applying pro forma adjustments to the historical consolidated financial statements of RealPage, included in our December 31, 2016, Annual Report on Form 10-K ("RealPage 10-K") and our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2017 ("RealPage 10-Q"), filed with the Securities and Exchange Commission on March 1, 2017, and August 4, 2017, respectively. The unaudited combined condensed pro forma statements of operations for the twelve months ended December 31, 2016, and six months ended June 30, 2017, as adjusted, give pro forma effect to the Acquisition as if the transaction occurred at the beginning of the earliest period presented. The unaudited combined condensed pro forma balance sheet as of June 30, 2017, gives pro forma effect to the Acquisition as if it occurred on June 30, 2017. We collectively refer to the adjustments relating to the Acquisition as the “Acquisition Adjustments.” The Acquisition Adjustments include adjustments to remove the accounts of On-Site's variable interest entity, On-Site Plant, LP ("On-Site Plant"), which is consolidated in On-Site's audited financial statements as of and for the year ended December 31, 2016, and its unaudited financial statements as of and for the six months ended June 30, 2017. RealPage did not acquire any assets or assume any liabilities from On-Site Plant.
We have described the Acquisition Adjustments, which are based upon available information and upon assumptions that management believes to be reasonable, in the accompanying notes. The unaudited combined condensed pro forma financial information is for informational purposes only and should not be considered indicative of actual results that would have been achieved had the Acquisition actually been consummated on the dates indicated and does not purport to be indicative of results of operations as of any future date or for any future period. The unaudited combined condensed pro forma financial information reflects that we recorded the Acquisition under our business combinations accounting policy. Under this policy, the total preliminary purchase price for On-Site was allocated to the preliminary net tangible and intangible assets based upon their preliminary fair values.
The acquisition of On-Site significantly improves our existing lease management integration into major property management systems and offers significant opportunity for operating synergies given the scale and overlap of the combined organization. These factors contributed to a purchase price in excess of the fair value of the On-Site net tangible and intangible assets acquired, and as a result, we have recorded goodwill in connection with this transaction. The preliminary allocation of the purchase price was based upon a preliminary valuation, and the Company’s estimates and assumptions are subject to change. The Company expects the allocation of the purchase price to be final in the third quarter of 2018.
You should read our unaudited combined condensed pro forma financial information and the related notes in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and related notes in the RealPage 10-K and RealPage 10-Q and the financial statements and related notes for On-Site included as Exhibits 99.2 and 99.3 in this Current Report on Form 8-K/A.

RealPage, Inc.
Unaudited Combined Condensed Pro Forma Balance Sheet
June 30, 2017
(in thousands)

					Pro Forma
	RealPage	On-Site	Deconsolidate On-Site Plant	A	Acquisition Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$324,591	$5,898	$(2,084)		$(229,940)	B	$98,465
Restricted cash	106,479	3,386	—		—		109,865
Accounts receivable, net	89,727	5,480	—		—		95,207
Prepaid expenses	13,293	386	—		—		13,679
Other current assets	6,061	—	(844)		844	C	6,061
Total current assets	540,151	15,150	(2,928)		(229,096)		323,277
Property, equipment, and software, net	138,241	5,869	(4,904)		(130)	D	139,076
Goodwill	359,420	6,097	—		204,171	E	569,688
Identified intangible assets, net	110,318	747	—		39,454	F	150,519
Deferred tax assets, net	63,260	—	—		(1,400)		61,860
Other assets	10,057	61	(61)		—		10,057
Total assets	$1,221,447	$27,924	$(7,893)		$12,999		$1,254,477
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$24,400	$222	$—		$—		$24,622
Accrued expenses and other current liabilities	53,316	5,302	17		19,305	G	77,940
Current portion of deferred revenue	101,100	1,111	—		—		102,211
Current portion of term loan, net	3,833	196	(196)		—		3,833
Customer deposits held in restricted accounts	106,616	3,386	—		—		110,002
Total current liabilities	289,265	10,217	(179)		19,305		318,608
Deferred revenue	5,896	—	—		—		5,896
Revolving credit facility	—	550	—		(550)	H	—
Term loan, net	116,143	7,483	(7,483)		—		116,143
Convertible notes	275,673	—	—		—		275,673
Other long-term liabilities	34,899	215	231		3,241	G	38,586
Total liabilities	721,876	18,465	(7,431)		21,996		754,906
Stockholders' equity:
Common stock	87	445	—		(445)	I	87
Additional paid-in capital	601,836	512	—		(512)	I	601,836
Treasury stock, at cost	(41,364)	—	—		—		(41,364)
(Accumulated deficit) retained earnings	(61,015)	8,526	(462)		(8,064)	I	(61,015)
Accumulated other comprehensive income	27	—	—		—		27
Total controlling shareholders' equity:	499,571	9,483	(462)		(9,021)		499,571
Noncontrolling interest	—	(24)	—		24	I	—
Total stockholders’ equity	499,571	9,459	(462)		(8,997)		499,571
Total liabilities and stockholders’ equity	$1,221,447	$27,924	$(7,893)		$12,999		$1,254,477

See accompanying notes to the unaudited combined condensed pro forma financial information.

RealPage, Inc.
Unaudited Combined Condensed Pro Forma Statement of Operations
For the Year Ended December 31, 2016
(in thousands, except per share data)

					Pro Forma
	RealPage	On-Site	Deconsolidate On-Site Plant	A	Acquisition Adjustments		Combined
Revenue
On demand	$542,531	$43,243	$—		$—		$585,774
On premise	2,836	—	—		—		2,836
Professional and other	22,761	—	—		—		22,761
Total revenue	568,128	43,243	—		—		611,371
Cost of revenue	242,301	12,667	129		1	J	255,098
Gross profit	325,827	30,576	(129)		(1)		356,273
Operating expenses:
Product development	73,607	11,123	154		3,153	J	88,037
Sales and marketing	135,213	13,027	96		3,905	J	152,241
General and administrative	85,013	5,963	37		(497)	J	90,516
Impairment of identified intangible assets	750	—	—		—		750
Total operating expenses	294,583	30,113	287		6,561		331,544
Operating income	31,244	463	(416)		(6,562)		24,729
Interest expense and other, net	(3,758)	(167)	87		(14,429)	K	(18,267)
Income before income taxes	27,486	296	(329)		(20,991)		6,462
Income tax expense	10,836	—	—		(8,283)	L	2,553
Net income	16,650	296	(329)		(12,708)		3,909
Less: Net income attributable to noncontrolling interest	—	(32)	—		32	M	—
Net income attributable to controlling interest	$16,650	$264	$(329)		$(12,676)		$3,909

Net income per share attributable to common stockholders
Basic	$0.22						$0.05
Diluted	$0.21						$0.05
Weighted average shares used in computing net income per share attributable to common stockholders
Basic	76,854						76,854
Diluted	77,843						77,843

See accompanying notes to the unaudited combined condensed pro forma financial information.

RealPage, Inc.
Unaudited Combined Condensed Pro Forma Statement of Operations
For the Six Months Ended June 30, 2017
(in thousands, except per share data)

					Pro Forma
	RealPage	On-Site	Deconsolidate On-Site Plant	A	Acquisition Adjustments		Combined
Revenue
On demand	$300,940	$25,878	$—		$—		$326,818
On premise	1,334	—	—		—		1,334
Professional and other	11,951	—	—		—		11,951
Total revenue	314,225	25,878	—		—		340,103
Cost of revenue	130,586	7,370	77		(30)	J	138,003
Gross profit	183,639	18,508	(77)		30		202,100
Operating expenses:
Product development	41,677	5,573	79		1,567	J	48,896
Sales and marketing	74,382	5,841	48		2,103	J	82,374
General and administrative	51,621	2,662	23		(279)	J	54,027
Total operating expenses	167,680	14,076	150		3,391		185,297
Operating income	15,959	4,432	(227)		(3,361)		16,803
Interest expense and other, net	(3,872)	(140)	73		(5,259)	K	(9,198)
Income before income taxes	12,087	4,292	(154)		(8,620)		7,605
Income tax (benefit) expense	(2,321)	—	—		(1,684)	L	(4,005)
Net income	14,408	4,292	(154)		(6,936)		11,610
Less: Net income attributable to noncontrolling interest	—	(34)	—		34	M	—
Net income attributable to controlling interest	$14,408	$4,258	$(154)		$(6,902)		$11,610

Net income per share attributable to common stockholders
Basic	$0.18						$0.15
Diluted	$0.18						$0.14
Weighted average shares used in computing net income (loss) per share attributable to common stockholders
Basic	78,642						78,642
Diluted	81,644						81,644

See accompanying notes to the unaudited combined condensed pro forma financial information.

RealPage, Inc.
Notes to the Unaudited Combined Condensed Pro Forma Financial Information
(in thousands)

1.	Basis of Presentation
The historical financial information of RealPage and On-Site has been adjusted to give pro forma effect to events that are: (a) directly attributable to the Acquisition, (b) factually supportable, and (c) with respect to the unaudited condensed combined pro forma statements of operations, expected to have a continuing impact on the combined results. The Acquisition Adjustments included in the unaudited combined condensed pro forma financial information ("Pro Forma Financial Information") are based on currently available data and assumptions that the Company believes are reasonable. However, the Unaudited Pro Forma Combined Condensed Statements of Operations do not include any expected cost savings or restructuring actions that may be achievable or that may occur subsequent to the Acquisition, and have not been adjusted to remove the impact of any non-recurring activity and one-time transaction-related costs incurred prior to the Acquisition. The Acquisition Adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed, and have been prepared to illustrate the estimated effect of the Acquisition. The final determination of the purchase price allocation will be based on the final valuation of the fair values of assets acquired and liabilities assumed.
The Company derived the Pro Forma Financial Information from the historical consolidated financial statements of RealPage included in the RealPage 10-K and RealPage 10-Q. The Pro Forma Financial Information also includes information from On-Site's audited consolidated financial statements as of and for the year ended December 31, 2016 and its unaudited consolidated financial statements as of and for the six months ended June 30, 2017 both of which are included as exhibits in this Current Report on Form 8-K/A. The Unaudited Combined Condensed Pro Forma Statements of Operations for the twelve months ended December 31, 2016, and six months ended June 30, 2017, give pro forma effect to the acquisition of On-Site as if the Acquisition occurred at the beginning of the earliest period presented. The Unaudited Combined Condensed Pro Forma Balance Sheet as of June 30, 2017, gives pro forma effect to the Acquisition as if it occurred on June 30, 2017. As further discussed in Note 3 below, the Acquisition Adjustments include adjustments to eliminate the accounts of On-Site's variable interest entity, On-Site Plant, which was consolidated in On-Site's historical financial statements.

2.	Preliminary Purchase Consideration and Purchase Price Allocation
The acquisition-date fair value of the purchase consideration transferred totaled $253,561, which consisted of the following:

Cash paid at closing, net of cash acquired	$226,126
Deferred cash obligations, at fair value	27,435
$253,561
The Company performed a preliminary valuation analysis of the fair market value of the assets acquired and liabilities assumed. The following table summarizes the allocation of the preliminary purchase price as if the acquisition had occurred on June 30, 2017:

Restricted cash	$3,386
Accounts receivable	5,480
Other current assets	386
Property, equipment, and software	835
Identified intangible assets	40,201
Total identified assets acquired	50,288

Accounts payable	(222)
Accrued expenses and other current liabilities	(876)
Client deposits held in restricted accounts	(3,386)
Deferred revenue	(1,111)
Deferred tax liability	(1,400)
Total liabilities assumed	(6,995)
Net assets acquired	43,293
Goodwill	210,268
Net assets acquired	$253,561

3.	Acquisition Adjustments
The following is a summary of the Acquisition Adjustments reflected in the Pro Forma Financial Information based on preliminary estimates, which may change as additional information is obtained.

A.
On-Site's historical audited financial statements as of and for the year ended December 31, 2016, and its unaudited financial statements as of and for the six months ended June 30, 2017, included the accounts of its variable interest entity On-Site Plant. RealPage did not acquire or assume any assets or liabilities of On-Site Plant in the Acquisition. These adjustments remove On-Site Plant's accounts from On-Site's historical financial statements, including the reversal of the intercompany eliminations associated with balances and activity arising from the related party lease. See Note 2 to the audited financial statements of On-Site Manager included as Exhibit 99.2 to this Current Report on Form 8-K/A.

B.	This adjustment reflects the payment of cash consideration of $226,126, net of cash acquired, and eliminates cash not acquired.

C.	This adjustment eliminates intercompany balances between On-Site and On-Site Plant, which were not assumed by RealPage in the Acquisition.

D.
This item adjusts the acquired long-lived assets to their estimated acquisition-date fair value and eliminates assets which were not acquired. The following table summarizes the estimated fair value, useful lives, and related depreciation expense for property, equipment, and software acquired by RealPage in the Acquisition.

			Pro Forma Depreciation Expense
	Estimated Fair Value	Weighted Average Useful Life (Years)	Year Ended December 31, 2016	Six Months Ended June 30, 2017
Furniture and fixtures	$122	6	$18	$9
Computer equipment and software	542	2	271	110
Leasehold improvements	145	4	32	16
Office equipment	26	3	12	4
	$835		$333	$139

E.	This adjustments removes On-Site's historical goodwill and records goodwill arising from the Acquisition.

F.
This adjustment records the identified intangible assets acquired in the Acquisition at their estimated acquisition-date fair value and eliminates On Site's pre-existing intangible assets. These assets include trade names, customer relationships, and acquired technology.

The following table summarizes the estimated fair value of On-Site's identifiable intangible assets, their estimated useful lives, and related amortization expense. Trademarks and acquired technology are amortized over their respective estimated useful life using the straight-line method; customer relationships are amortized over their useful life proportionately to the expected discounted cash flows derived from the asset.

			Pro Forma Amortization Expense
	Estimated Fair Value	Weighted Average Useful Life (Years)	Year Ended December 31, 2016	Six Months Ended June 30, 2017
Customer relationships	$21,230	10	$2,110	$1,147
Acquired technology	14,811	5	2,962	1,481
Trade names	4,160	2	2,080	1,040
	$40,201		$7,152	$3,668

G.
These items include adjustments to eliminate liabilities not assumed by RealPage in the Acquisition, to adjust liabilities assumed to their estimated fair value, and to accrue a liability for the deferred cash obligation included in the purchase consideration at fair value. The current and long-term portions of the deferred cash obligation totaled $23,748 and $3,687, respectively.

H.	This adjustment reflects the retirement of On-Site's outstanding balance under its revolving credit facility, which was paid down prior to closing in conjunction with the Acquisition.

I.	These adjustments eliminate the historical shareholders' equity of On-Site, including the minority interest which was acquired by RealPage in the Acquisition.

J.	These adjustments to cost of revenue and operational expense include the following:

i.	adjustments to depreciation and amortization expense related to the acquired property, equipment, and software and identified intangible assets discussed under letters D and F above;

ii.	elimination of expense associated with certain contracts not assumed by RealPage in the Acquisition; and

iii.	adjustments to personnel expense to reflect executive compensation agreements directly related to, and executed in conjunction with, the Acquisition.

K.
This adjustment reflects the additional interest expense related to convertible senior notes issued by RealPage in May 2017 ("Convertible Notes"). A portion of the proceeds from the issuance of the Convertible Notes was used to finance the Acquisition. Interest expense was estimated by applying the effective interest rate of the liability component of the Convertible Notes, 5.87%, to the cash paid at closing. The pro forma adjustment includes estimated interest through May 22, 2017, the day immediately prior to the issuance of the Convertible Notes. The Company' s Condensed Consolidated Statement of Operations for the six months ended June 30, 2017 included interest expense from the Convertible Notes from May 23 through June 30, 2017. Additional information about the Convertible Notes is contained in the RealPage 10-Q.

This adjustment also includes interest expense arising from the deferred cash obligations included in the purchase consideration.

L.
This adjustments reflects the estimated income tax effect of the incremental income from On-Site, excluding the income of On-Site Plant, and the Acquisition Adjustments based on an estimated marginal statutory tax rate of 39.4% for the year ended December 31, 2016 and 37.6% for the six months ended June 30, 2017.

M.	This adjustment eliminates the minority interest holder's interest in On-Site's earnings during the period. The minority interest was acquired by RealPage in the Acquisition.